Exhibit 32.1
CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of SouthPeak Interactive Corporation (the “Company”) for the quarterly period ended September 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Melanie Mroz, Chief Executive Officer, President, and interim Chief Financial Officer of the Company, certifies, pursuant to and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amdended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 16, 2010

/s/ Melanie Mroz
Melanie Mroz
President, Chief Executive Officer, and Interim Chief Financial Officer